                                                                       Exhibit D

                                FORM OF WARRANT


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS.


                          MEDCARE TECHNOLOGIES, INC.

                       Warrant To Purchase Common Stock

Warrant No.:_______________                          Number of Shares: _________
Date of Issuance: _____________, 199_


Medcare Technologies, Inc., a Delaware corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof (subject to the vesting requirements of Section 1(c) below), but not after 11:59 P.M. Central Time on the Expiration Date (as defined
herein)      __________ (  ) fully paid nonassessable shares of Common Stock (as defined herein) (subject to the vesting requirements of Section 1(c) below) of the Company (the "Warrant Shares") at the purchase price per share provided in
Section 1(b) below; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this provision, in determining the number of outstanding shares Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares Common Stock shall be determined after giving effect to conversions of Preferred Shares and exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Notwithstanding the foregoing, the holder of this Warrant shall have the sole obligation to determine whether the restrictions contained in this provision apply to such holder.


     Section 1.

          (a)  Securities Purchase Agreement.  This Warrant is one of the
               -----------------------------
Warrants (the "Preferred Share Warrants") issued pursuant to Section 1 of that certain Securities Purchase Agreement dated as of May __, 1999, among the Company and the Buyers referred to therein (the "Securities Purchase Agreement").

          (b)  Definitions.  The following words and terms as used in this
               -----------
Warrant shall have the following meanings:

               (i) "Approved Stock Plan" shall mean any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider of the Company.

               (ii) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

               (iii) "Certificate of Designations" means the Company's Certificate of Designations, Preferences and Rights of the Preferred Shares.

               (iv) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Preferred Shares. If the Company and the holders of the Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a) of this Warrant with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.)

          (v) "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market (as defined below) as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a) below with the term "Closing Sale Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

          (vi) "Common Stock" means (i) the Company's common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

          (vii) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 8(b)(i) and 8(b)(ii) hereof regardless of whether the Options (as defined below) or Convertible Securities (as defined below) are actually exercisable or convertible at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the Preferred Share Warrants.

          (viii)  "Convertible Securities" means any stock or securities
(other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

          (ix) "Expiration Date" means the date five years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Chicago or the State of Illinois or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.

          (x) "Market Price" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices for such security for each trading day in such period.

          (xi) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          (xii) "Other Securities" means (i) those warrants of the Company issued prior to, and outstanding on, the date of issuance of this Warrant, (ii) the Preferred Shares and (iii) the shares of Common Stock issued upon conversion of the Preferred Shares.

          (xiii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (xiv) "Preferred Shares" means the shares of the Company's Series B Convertible Preferred Shares issued pursuant to the Securities Purchase Agreement.

          (xv)    "Principal Market" means the Nasdaq SmallCap Market.

          (xvi)   "Securities Act" means the Securities Act of 1933, as amended.

          (xvii) "Warrant" means this Warrant and all Warrants issued in exchange, transfer or replacement of any thereof.

          (xviii) "Warrant Exercise Price" shall be equal to, with respect to any Warrant Share, 125% of the average of the Closing Bid Prices for the five consecutive trading days immediately preceding the Vesting Date (as defined below) for such Warrant Share, subject to adjustment as hereinafter provided.

          (xviii) "Warrant Period" means the period beginning on the date hereof and ending on and including the Expiration Date.

          (c)  Vesting of Warrant.
               ------------------

               (i) On the date which is 120 days after the date hereof (the "First Vesting Date"), this Warrant shall become, and thereafter during the Warrant Period shall remain, exercisable with respect to that number of Warrant Shares equal to the product obtained by multiplying (A) 200 by (B) the sum of
(x) the number of [Initial/Additional] Preferred Shares (as defined in the Securities Purchase Agreement) issued on the date hereof to the initial holder of this Warrant pursuant to the Securities Purchase Agreement and which remain outstanding on the First Vesting Date and (y) the aggregate number of [Initial/Additional] Preferred Shares issued on the date hereof to such holder pursuant to the Securities Purchase Agreement which have been converted by such holders before the First Vesting Date at a Conversion Price (as defined in the Certificate of Designations) equal to the Fixed Conversion Price (as defined in the Certificate of Designations) (such resulting number of shares is referred to herein as the "First Vested Shares").

               (ii) In addition to the First Vested Shares, on the date which is 300 days after the date hereof (the "Second Vesting Date"), this Warrant shall become, and thereafter during the Warrant Period shall remain, exercisable with respect to an additional number of Warrant Shares equal to the product obtained by multiplying (A) 200 by (B) the sum of (x) the number of [Initial/Additional] Preferred Shares issued on the date hereof to the initial holder of this Warrant pursuant to the Securities Purchase Agreement and which remain outstanding on the Second Vesting Date and (y) the aggregate number of shares of [Initial/Additional] Preferred Stock issued on the date hereof to such holder pursuant to the Securities Purchase Agreement which have been converted by such holders before the Second Vesting Date at a Conversion Price equal to the Fixed Conversion Price (such resulting number of shares is referred to herein as the "Second Vested Shares").

               (iii) In addition to the First Vested Shares and the Second Vested Shares, on the date which is 480 days after the date hereof (the "Third Vesting Date"), this Warrant shall become, and thereafter during the Warrant Period shall remain, exercisable with respect to an additional number of Warrant Shares equal to the product obtained by multiplying (A) 200 by (B) the sum of
(x) the number of [Initial/Additional] Preferred Shares issued on the date hereof to the initial holder of this Warrant pursuant to the Securities Purchase Agreement and which remain outstanding on the Third Vesting Date and (y) the aggregate number of shares of [Initial/Additional] Preferred Stock issued on the date hereof to such holder pursuant to the Securities Purchase Agreement which have been converted by such holders before the Third Vesting Date at a Conversion Price equal to the Fixed Conversion Price (such resulting number of shares is referred to herein as the "Third Vested Shares").


               (iv) The right to exercise this Warrant with respect to that number of Warrant Shares equal to the difference between (A) the total number of Warrant Shares initially issuable hereunder (after giving effect to any adjustment as provided herein) and (B) the sum of the First Vested Shares, the Second Vested Shares and the Third Vested Shares (the "Vested Shares") shall be deemed to have been forfeited by the holder hereof.

               (v) Within five days of the First Vesting Date, the Second Vesting Date and the Third Vesting Date (the "Vesting Date") the Company shall provide the Warrant holder with written notice which shall contain the following information: (a) The Warrant certificate number to which such written notice is applicable, (b) the Vesting Date which triggered the requirement for the notice (i.e., First, Second or Third), (c) the number of Warrant Shares that vested for the specified Warrant on such Vesting Date and (d) the Warrant Exercise Price for those Warrant Shares.

     Section 2.      Exercise of Warrant.
                     -------------------

             (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof (subject to the vesting requirements of
Section 1(c) below) and prior to 11:59 P.M. Central Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election
            ---------
to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) p ayment to the Company of an amount equal to the applicable Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or wire transfer of immediately available funds, and (iii) the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of
Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, then the Company shall, on or before the second Business Day following receipt of the Exercise Delivery Documents issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(f), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the last reported sale price (as reported by Bloomberg) or the Market Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one Business Day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, the last reported sale price (as reported by Bloomberg) or Market Price or arithmetic calculation of the Warrant Shares within one day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile
(i) the disputed determination of the Warrant Exercise Price, the last reported sale price (as reported by Bloomberg) or the Market Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

          (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

          (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

          (d) If the Company shall fail for any reason or for no reason to issue to the holder within five (5) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to
Section 2(b) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day the issuance of such Common Stock certificate or new Warrant, as the case may be, is not timely effected an amount equal to 0.125% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled and/or, the number of shares represented by the portion of this Warrant which is not being converted, as the case may be, and (B) the average of the Closing Sale Price of the Common Stock for the three consecutive trading days immediately preceding the last possible date which the Company could have issued such Common Stock or Warrant, as the case may be, to the holder without violating this Section 2.

          (e) If, despite the Company's obligations provided in the Securities Purchase Agreement and the Registration Rights Agreement (as defined in the Securities Purchase Agreement), the Warrant Shares to be issued are not registered for resale in accordance with the Registration Rights Agreement or a Triggering Event (as defined in the Certificate of Designations) shall have occurred, notwithstanding anything contained herein to the contrary and in addition to and not in lieu of any of the other rights and remedies to which the holder may be entitled by reason of the Company's failure fully to meet its obligations under the Securities Purchase Agreement or the

Registration Rights Agreement, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

     Net Number = (A x B) - (A x C)
                  -----------------
                       B
          For purposes of the foregoing formula:

                    A= the total number shares with respect to which this Warrant is then being exercised.

                    B= the last reported sale price (as reported by Bloomberg) of the Common Stock on the date immediately preceding the date of the subscription notice.

                    C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

     Section 3.     Covenants as to Common Stock.  The Company hereby covenants
                    ----------------------------
and agrees as follows:

             (a) This Warrant is, and any Preferred Share Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

             (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

             (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

             (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

               (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. No impairment of the designations, preferences and rights of the Preferred Shares contained in the Company's Certificate of Designations or any waiver thereof which has an adverse effect on the rights granted hereunder shall be given effect until the Company has taken appropriate action (satisfactory to the holders of Preferred Share Warrants representing a majority of the shares of Common Stock issuable upon the exercise of such Preferred Share Warrants then outstanding) to avoid such adverse effect with respect to this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

               (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     Section 4.    Taxes.  The Company shall pay any and all taxes which may be
                   -----
payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the registered holders of this Warrant to be converted and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax.

     Section 5.    Warrant Holder Not Deemed a Stockholder.  Except as
                   ---------------------------------------
otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this
Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

     Section 6.    Representations of Holder.  The holder of this Warrant, by
                   -------------------------
the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, other than pursuant to a Cashless Exercise the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

     Section 7.    Ownership and Transfer.
                   ----------------------

          (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

          (b) This Warrant and the rights granted hereunder shall not be assignable by the holder hereof without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that this Warrant and the rights granted to the holder hereof are transferable, in whole or in part, without the consent of the Company, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; (i) upon the transfer of all or any portion of Warrants to any existing holder of the Warrants and (ii) to any transferee, provided that such transferor, transfers the entire Warrant and its rights hereunder to such transferee. Notwithstanding the foregoing, the Warrant holder, HFTP Investment L.L.C., shall have the right without the consent of the Company, to transfer all or any portion of its rights hereunder to a maximum of one (1) Affiliated Transferee. An "Affiliated Transferee" shall mean (i) an Affiliate of a holder of this Warrant, (ii) any holder of Preferred Shares and (iii) any Affiliate of a holder of Preferred Shares.

          (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, in form reasonably satisfactory to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Preferred Share Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          (d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement dated May __, 1999 by and between the Company and the Buyers listed on the signature page thereto (the "Registration Rights Agreement") and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

     Section 8.  Adjustment of Warrant Exercise Price and Number of Shares.
                 ---------------------------------------------------------
The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

          (a) Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever during the Warrant Period the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Preferred Shares or shares of Common Stock issued upon conversion of Preferred Shares or deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) for a consideration per share less than a price (the "Applicable Price") equal to a applicable Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Warrant Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Warrant Exercise Price then in effect and (y) the quotient of (1) the sum of (I) the product of the Applicable Price multiplied by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (b) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

                 (i)   Issuance of Options. If the Company in any manner grants
                       -------------------
any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8(b)(i) to the extent that such adjustment is based solely on the fact that the Convertible Securities issuable upon exercise of such Option are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

          (ii)      Issuance of Convertible Securities.  If the Company in any
                    ----------------------------------
manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(b)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion or exchange of such Convertible Security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale. Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 8(b)(ii) to the extent that such adjustment is based solely on the fact that such Convertible Securities are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

          (iii)     Change in Option Price or Rate of Conversion.  If the
                    ---------------------------------------------
purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this
Section 8(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

          (c)  Effect on Warrant Exercise Price of Certain Events. For
               --------------------------------------------------
purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

               (i)  Calculation of Consideration Received. In case any Option is
                    -------------------------------------
issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price of such securities for the twenty (20) consecutive trading days immediately preceding the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Preferred Share Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth
(10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Preferred Share Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Preferred Shares.

               (ii) Record Date.  If the Company takes a record of the holders
                    -----------
of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (d)  Adjustment of Warrant Exercise Price upon Subdivision or
               --------------------------------------------------------
Combination of Common Stock.  If the Company at any time after the date of
---------------------------
issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e)  Distribution of Assets. If the Company shall declare or make any
               ----------------------
dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

               (i) any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Bid Price on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and
(B) the denominator shall be the Closing Bid Price on the trading day immediately preceding such record date; and

               (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

          (f)   Certain Events.  If any event occurs of the type contemplated by
                --------------
the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Preferred Share Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

          (g)    Notices.
                 -------

                 (i) Immediately upon any adjustment of a Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                (ii) The Company will give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                (iii) The Company will also give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

     Section 9. Purchase Rights; Reorganization, Reclassification,
                --------------------------------------------------
Consolidation, Merger or Sale.  (a)  In addition to any adjustments pursuant to
-----------------------------
Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other

Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") written agreement (in form and substance satisfactory to the holders of Preferred Share Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding) to deliver to each holder of Preferred Share Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Preferred Share Warrants (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Preferred Share Warrants, if the value so reflected is less than any Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Preferred Share Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding) to insure that each of the holders of the Preferred Share Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Preferred Share Warrants, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exerciseability of this Warrant).

     Section 10. Lost, Stolen, Mutilated or Destroyed Warrant.  If this
                 --------------------------------------------
Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

     Section 11. Notice.  Any notices, consents, waivers or other communications
                 ------
required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

          Medcare Technologies, Inc.
          1515 West 22/nd/ Street, Suite
          1210
          Oak Brook, Illinois 60521
          Telephone:    888-479-7900
          Facsimile:    630-472-5360
          Attention:    Chief Executive Officer

          With copy to:

          Barack Ferrazzano Kirschbaum Perlman & Nagelberg
          333 West Wacker Drive, Suite 2700
          Chicago, Illinois 60606
          Facsimile:    312-984-3193
          Attention:    Michael J. Legamaro

If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     Section 12.    Amendments.  This Warrant and any term hereof may be
                    ----------
changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

     Section 13.    Limitation on Number of Warrant Shares.  The Company shall
                    --------------------------------------
not be obligated to issue any Warrant Shares upon exercise of this Warrant if the issuance of such shares of Common Stock would cause the Company to exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of Principal Market, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of Warrants representing a majority of the Warrant Shares then issuable upon exercise of outstanding Warrants. Until such approval or written opinion is obtained, the holder of this Warrant shall not be issued, upon exercise of this Warrant, Warrant Shares in an amount greater than such holder's Cap Allocation Amount (as defined in the Certificate of Designations). In the event the Company is prohibited from issuing Warrant Shares as a result of the operation of this Section 13, the Company shall redeem for cash those Warrant Shares which can not be issued, at a price equal to the difference between the Market Price and the Exercise Price of such Warrant Shares as of the date of the attempted exercise.

     Section 14.    Date.  The date of this Warrant is [May/ ___], 1999.  This
                    ----
Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

     Section 15.    Amendment and Waiver.  Except as otherwise provided herein,
                    --------------------
the provisions of the Preferred Share Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Preferred Share Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding; provided that no such action may increase the Warrant Exercise Price of the Preferred Share Warrants or decrease the number of shares or class of stock obtainable upon exercise of any Preferred Share Warrants without the written consent of the holder of such Preferred Share Warrant.

     Section 16.    Descriptive Headings; Governing Law.  The descriptive
                    -----------------------------------
headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois, or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

                                    MEDCARE TECHNOLOGIES, INC.


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                              EXHIBIT A TO WARRANT
                              --------------------

                               SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                           MEDCARE TECHNOLOGIES, INC.

     The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Medcare Technologies, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

              ____________  a "Cash Exercise" with respect to
                            -----------------
                            ____________ Warrant Shares; and/or

              ____________  a "Cashless Exercise" with respect to ___________
                              -------------------
                            Warrant Shares (to the extent permitted by the terms of the Warrant).

     2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.



Date: _______________, ______



_____________________________
  Name of Registered Holder

By: __________________________
    Name:
    Title:

                             EXHIBIT B TO WARRANT
                             --------------------

                             FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of Medcare Technologies, Inc., a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _________, 199_



                              ___________________________________

                              By:   _____________________________
                              Its:  _____________________________